UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934
DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):
September 18, 2009
GASCO ENERGY, INC.
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation or organization)	001-32369 (Commission File Number)	98-0204105 (I.R.S. Employer Identification No.)
8 Inverness Drive East, Suite 100
Englewood, Colorado 80112
(Address of principal executive office)
(Registrant’s telephone number, including area code): (303) 483-0044

N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard
     On June 25, 2009, Gasco Energy, Inc. (the “Company”) received a notice from the NYSE Amex LLC (“NYSE Amex”), dated June 25, 2009, informing the Company that it does not meet certain of the continued listing standards of the NYSE Amex. Specifically, the notice stated that the Company is not in compliance with Section 1003(a)(i) of the NYSE Amex Company Guide, with stockholders’ equity of less than $2,000,000 and net losses in two of its three most recent fiscal years; and Section 1003(a)(ii) of the NYSE Amex Company Guide, with stockholders’ equity of less than $4,000,000 and net losses in three of its four most recent fiscal years. The Company was afforded the opportunity to submit a plan of compliance to the NYSE Amex addressing how the Company intends to regain compliance with Sections 1003(a)(i) and 1003(a)(ii) of the NYSE Amex Company Guide by December 27, 2010.
     The Company submitted its plan to the NYSE Amex on July 27, 2009, and provided supplemental information on August 25, 2009, advising the NYSE Amex of the actions it had taken, and planned to take, to attempt to bring the Company into compliance with the applicable listing standards by December 27, 2010.
     By letter dated September 15, 2009, the NYSE Amex notified the Company that it had accepted the Company’s plan and determined that, in accordance with Section 1009 of the NYSE Amex Company Guide, the Company had made a reasonable demonstration of its ability to regain compliance with Section 1003(a)(i) and 1003(a)(ii) of the NYSE Amex Company Guide by December 27, 2010. The NYSE Amex granted the Company an extension until December 27, 2010 (the “extension period”) to regain compliance with the continued listing standards of the Company Guide. The Company’s listing on the NYSE Amex is being continued pursuant to this extension through the extension period subject to certain conditions.
     The Company will be subject to periodic review by the NYSE Amex during the extension period. There can be no assurance that the Company will be able to achieve compliance with Sections 1003(a)(i) and 1003(a)(ii) of the NYSE Amex Company Guide within the required time frame. If the Company is not able to make progress consistent with the plan or to regain compliance with the continued listing standards by the end of the extension period, the Company will be subject to delisting procedures as set forth in the NYSE Amex Company Guide.
ITEM 7.01 Regulation FD Disclosure.
     As required under the NYSE Amex rules and as a condition to the granted extension, the Company issued a press release on September 18, 2009, announcing that it had received notice from the NYSE Amex indicating that it is not in compliance with the continued listing standards of the NYSE Amex and that its listing is being continued pursuant to an extension, as set forth under Item 1.01 above. A copy of the press release is furnished herewith as Exhibit 99.1 and is incorporated by reference herein.
     In accordance with General Instruction B.2 of Form 8-K, the information presented herein under Item 7.01 and set forth in the attached Exhibit 99.1 is deemed to be “furnished” and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information and

Exhibit be deemed incorporated by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, each as amended.
ITEM 9.01 Financial Statements and Exhibits
(d) Exhibits

Exhibit No.	Description
99.1	Press Release dated September 18, 2009

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Gasco Energy, Inc.
Date: September 18, 2009	By:	/s/ W. King Grant
		Name:	W. King Grant
		Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated September 18, 2009